Exhibit 99.1
Doral Financial Corporation May 2011

Disclaimer 2 This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These include comments with respect to our objectives and strategies, and the results of our operations and our business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." We intend these forward-looking statements to be covered by the safe harbor provisions of the PSLRA. Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are, by their nature, subject to risks and uncertainties. They are not guarantees of future performance, and actual results may differ materially. By their nature, these forward-looking statements involve numerous assumptions and uncertainties, both general and specific, including those discussed in Doral Financial Corporation's 2010 Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. Risk factors and uncertainties that could cause the Company's actual results to differ materially from those described in forward-looking statements can be found in the Company's 2010 Annual Report on Form 10-K, which is available in the Company's website at www.doralfinancial.com. The statements in this presentation speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Doral is an Attractive Investment 3 Loan portfolio is concentrated in secured assets Non-Performing Assets1 have declined $325 MM over the past year Doral has returned to profitability Doral has unrealized Deferred Tax Assets equal to $2.72 per share 1 excluding FHA / VA guaranteed loans

Profile 4 ($MM) Income Statement Q1 2011 Net interest income $43.2 Provision 2.6 Non-interest income 28.6 Non-interest expense 60.8 Pre-tax income (loss) 8.4 Tax 5.5 Net income (loss) 3.3 Capital Ratios Tier-1 Leverage Ratio 8.9% Total Risk-based Capital Ratio 14.5% Puerto Rico (85%) Mainland U.S. (15%) Geographic Loan Mix ($5.7B) Company Profile $8.5B bank holding company based in Puerto Rico with operations in the US Transformed company from a mortgage trading operation to a community bank. Board of Directors and Management have extensive operating experience Stock listed on NYSE under symbol DRL At $1.74 / share Doral trades at 44% of Tangible Book Value

Loan Portfolio Positioned for Stable, No-Growth Market 5 .. Includes lease financing receivables, loans on savings deposits and other consumer loans. Residential Mortgage (78%) Consumer & Other1 (1%) C&I (1%) Construction & Land (7%) CRE (13%) Puerto Rico Loans Receivable ($4.6 B) Puerto Rico GDP: 6th Year of Contraction with no growth forecasted in 2011 Employment: Stabilizing after sharp declines in 2008 & 2009 Residential Mortgages account for 78% of Puerto Rico loans. Doral's residential portfolio is concentrated in fixed-rate, affordable mortgages Average mortgage balance is $122 thousand. Average payment is ~$800 / month Less than 10% exposure to Construction, Land, C&I and Consumer loans. GDP (C$B) Total Employment (000's) Source: Moody's Economy.com Q1 2011

Significant Asset Quality Improvements & Healthy Loan Coverage 6 .. Excludes FHA / VA guaranteed loans. Non-Performing Loan Coverage Non-Performing Assets1: Unemployment stabilized Reduction in housing over-capacity Rationalized banking system Total NPAs($millions) Imported off-island work-out expertise Substantially expanded and upgraded collections talent and infrastructure Liquidating discontinued businesses Category % NPL NPL Coverage %2 Residential1 7% 32% Construction & Land 29% 54% CRE 28% 24% C&I <1% 216% 32%

Outlook 7 Puerto Rico economy continues to show signs of stabilization. S&P increased Puerto Rico government debt rating to BBB from BBB- Recent government housing incentive has improved lower-cost housing sales Positive Non-Performing Asset trends. Collections performance in Mortgage resulting in lower NPLs Delinquency and NPL improvements continuing into Q2 2011 Continuing improvements in core profitability. NIM expected to remain above 220 bps Core business generates over $100MM in fee income per year.

Investor Contact 8 Christopher Poulton Executive Vice President Doral Financial Corporation 623 Fifth Avenue New York, NY 10022 T / 212 329 3794 christopher.poulton@doralfinancial.com